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                                                                  EXHIBIT 10.3.5
                                                                  --------------


                                 PROMISSORY NOTE



$5,000,000                                                  Date:  June 14, 2000
                                                                 Cleveland, Ohio




FOR VALUE RECEIVED, the undersigned, Telxon Corporation, a Delaware corporation (the "Company") promises to pay to the order of Fifth Third Bank, Northeastern Ohio, an Ohio corporation (the "Bank"), at the principal office of the Bank located at 1404 East 9th Street, Cleveland, Ohio 44114, the aggregate unpaid principal amount of all advances (the "Loans") made to the Company by the Bank hereunder, as reflected on the schedule (the "Schedule") to this promissory note (this "Note") or otherwise in accordance with the Bank's usual practices on Bank's Loan account records, with principal and interest payable to the Bank on the respective maturity date of each such Loan specified on the Schedule, in lawful money of the United States of America and in immediately available funds, and to pay interest (computed on the basis of a year of 360 for the actual days elapsed) on the unpaid principal amount of such Loans shown on the Schedule from time to time outstanding, from the date of such Loans until due, in like funds, at the rate per annum for each such Loan specified on the Schedule. The principal amount of any Advance not paid when due hereunder shall thereafter bear interest at a rate per annum equal to two percent in excess of the rate announced by the bank from time to time as its "prime" rate. Interest not paid when due shall thereafter bear like interest as the principal to the extent permitted by applicable law.

         Any of the persons authorized to borrow on behalf of the Company (an "Authorized Person"), the names of which shall be communicated by the Company to the Bank in writing, may request a Loan hereunder by telephone which shall be confirmed by the Company in writing the same day via facsimile. In the absence of the Bank's negligence or willful misconduct, the Company agrees that, in implementing this arrangement, the Bank is authorized to honor requests for Loans which it believes, in good faith, to emanate from an Authorized Person acting pursuant to this Note. The Bank shall credit all Loan proceeds to the Company's bank account detailed in Attachment 1 hereto.

         The Company hereby irrevocably authorizes the Bank to endorse on the Schedule, or otherwise in accordance with the Bank's usual practices, the amount and maturity date of each Loan made by the Bank to the Company hereunder, the interest rate therefor, the amount of principal payments thereof, and the outstanding principal balance hereunder from time to time, and all such endorsements shall constitute prima facie evidence of the accuracy of the information so recorded (in the absence of an error that is clearly apparent from a review of the Schedule) in any proceeding to enforce a payment under this Note' provided, however, that no failure or omission to make any such notation shall affect the obligations of the Company to repay each Loan hereunder. The Bank shall have no obligation to make new loans or to renew any loan hereunder at any time. This Note shall mature by April 30, 2001.

         The Company may prepay voluntarily any Loan hereunder prior to its stated final maturity date provided that the Bank is compensated for any losses, costs or expenses which the Bank may incur as a result of such prepayment, including, without limitation, any loss, cost or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such Loan amount.


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         In the event that the Company fails to pay any amount of principal or interest on any Loan as the same shall become due and payable, the Bank may declare the entire unpaid principal amount of all Loans due and payable in whole or in part, whereupon the principal amount of all Loans so declared to be due and payable, together with accrued interest thereon, shall become forthwith due and payable, without notice, demand, protest or presentment of any kind, all of which are expressly waived by the Company.

         The undersigned will pay all reasonable costs of collection and attorney's fees paid to third parties by the Bank in enforcing this Note when the same have become past due, whether by acceleration or otherwise, if allowable by law and caused by undersigned's failure to perform in accordance herewith.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio.




                                          Telxon Corporation



                                          By:  /s/ Woody M. McGee
                                             --------------------------
                                          Name:  W M. McGee
                                          Title:  VP/CFO